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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

BRAND ENERGY & INFRASTRUCTURE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-102511-14 (Commission File Number)	13-3909682 (IRS Employment Identification No.)

2505 South Main Street
Kennesaw, Georgia 30144
(Address of principal executive offices)

Registrant's telephone number, including area code 678-285-1498

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE

Based upon the audited financial statements of Brand Energy & Infrastructure Services, Inc. ("the Registrant") included in its Form 10-K for the fiscal year ended December 31, 2005 and filed with the Securities and Exchange Commission on April 14, 2006, the acquisition of Interstate Scaffolding, Inc. was not deemed to be a material acquisition under Rule 3.05 of Regulation S-X. On November 1, 2006, the Registrant announced that it would restate consolidated financial statements for fiscal 2005. The Registrant filed its restated fiscal 2005 results in a Form 10-K/A on November 2, 2006. As a result of the restatement, the acquisition of Interstate Scaffolding, Inc. is now deemed to be a material acquisition under Rule 3.05 of Regulation S-X. Accordingly, the Registrant now files this Form 8-K.

Item 1.01—Entry into a Material Definitive Agreement

On July 14, 2006, Brand Services, Inc., a subsidiary of Brand Energy & Infrastructure Services, Inc. (the "Company"), a Delaware corporation (the "Company" or "Brand") entered into an Asset Purchase Agreement ("Purchase Agreement") to acquire the operating assets and assume certain liabilities of Interstate Scaffolding, Inc. and its affiliates ("Interstate"). A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The purchase price of the acquisition is $31.3 million. Brand and Interstate have made customary representations, warranties and covenants in the Purchase Agreement. The completion of the Purchase Agreement is subject to the satisfaction of customary conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof.

Item 2.01—Acquisition or Disposition of Assets

On August 3, 2006, Brand., completed the acquisition of the operating assets and the assumption of certain liabilities of the subsidiaries of Interstate, an Illinois corporation, pursuant to the terms of the Asset Purchase Agreement dated July 14, 2006. The required historical financial statements and pro forma financial information is contained herein under Item 9.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of business acquired:

The historical financial statements of Interstate are included herein beginning on page F-2.

(b)  Pro forma financial information:

The unaudited pro forma condensed combined financial statements of the Company and Interstate are included herein beginning on page F-24

(c)  Exhibits.

2.1
Asset Purchase Agreement by and between Brand Services, Inc. and Interstate Scaffolding, Inc.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Energy & Infrastructure Services, Inc.
Date: November 7, 2006	By:	/s/ ANTHONY A. RABB Anthony A. Rabb, Chief Financial Officer and Vice President, Finance

3

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Interstate Scaffolding, Inc.—December 31, 2005

Financial Statements of Interstate Scaffolding, Inc.—June 30, 2006

Unaudited Pro Forma Condensed Combined Financial Statements of Interstate and the Company

Explanation of Pro Forma Statements	F-23
Pro Forma Condensed Combined Balance Sheet as of June 30, 2006	F-24
Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2006	F-25
Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2005	F-26
Notes to Pro Forma Condensed Combined Financial Statements	F-27 to F-30

INDEPENDENT AUDITOR'S REPORT

To the Stockholders of
    Interstate Scaffolding, Inc.
    and Affiliates
East Hazel Crest, Illinois

        We have audited the accompanying consolidated balance sheet of Interstate Scaffolding, Inc. and Affiliates (the "Company") as of December 31, 2005, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Interstate Scaffolding, Inc. and Affiliates as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Chicago, Illinois
March 10, 2006, except for the second paragraph of Note 5 as to which the date is March 21, 2006

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

Assets
Current Assets
Cash	$27,331
Contract receivables, net of allowance for doubtful accounts of $175,000	8,933,418
Costs and estimated earnings in excess of billings on contracts in process	482,069
Other	489,941

Total current assets	9,932,759

Property and Equipment, net	9,190,330

Goodwill	234,006

Other Assets
Excess insurance premiums paid	950,000
Other	30,000

980,000

$20,337,095

Liabilities and Stockholders' Equity
Current Liabilities
Revolving line of credit	$4,493,829
Term note payable and current maturities of installment notes payable	7,196,008
Accounts payable	1,529,572
Accrued expenses and other liabilities	2,321,113
Billings in excess of costs and estimated earnings on contracts in process	176,520

Total current liabilities	15,717,042

Installment Notes Payable, net of current maturities	253,100

Subordinated Note Payable	527,000

Deferred Portion of Purchase Price	754,062

Stockholders' Equity
Common stock	3
Additional paid-in capital	1,349,996
Retained earnings	1,735,892

3,085,891

$20,337,095

See Notes to Consolidated Financial Statements.

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2005

Revenue earned	$48,495,032

Direct job costs:
Labor	25,252,881
Fringes	7,367,033
Insurance	2,093,010
Payroll taxes	2,520,709
Overhead	3,031,718
Equipment rentals	1,482,827
Travel	369,355

42,117,533

Contribution margin	6,377,499
Indirect job costs	372,706

Gross profit	6,004,793
General and administrative expenses	3,295,691
Depreciation and amortization	697,413

Operating income	2,011,689
Interest expense	1,093,075

Income before state income tax expense	918,614
State income tax expense	4,451

Net income	$914,163

See Notes to Consolidated Financial Statements.

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

YEAR ENDED DECEMBER 31, 2005

	Common Stock	Additional Paid-In Capital	Retained Earnings	Notes Receivable— Stockholder	Total
Balance, December 31, 2004	$4	$1,346,996	$3,659,203	$(2,837,475)	$2,171,728
Cancellation of stockholder notes receivable in exchange for 108.75 shares	(1)	—	(2,837,474)	2,837,475	—
Net income	—	—	914,163	—	914,163

Balance, December 31, 2005	$3	$1,346,996	$1,735,892	$—	$3,085,891

See Notes to Consolidated Financial Statements.

INTERSTATE SCAFFOLDING, INC. AND COMBINED AFFILIATES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2005

Cash Flows from Operating Activities
Net income	$914,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	697,413
Changes in operating assets and liabilities:
Contract receivables	(1,073,431)
Costs and estimated earnings in excess of billings on contracts in process	(154,213)
Other assets	(219,004)
Accounts payable	(436,839)
Accrued expenses and other liabilities	780,173
Billings in excess of costs and estimated earnings on contracts in process	(174,656)

Net cash provided by operating activities	333,606

Cash Flows from Investing Activities
Purchases of property and equipment,
Net cash used in investing activities	(640,065)

Cash Flows from Financing Activities
Net borrowings on line of credit	1,283,992
Principal payments on long-term debt and installment notes payable	(1,259,839)
Borrowings from stockholder, subordinated	200,000

Net cash provided by financing activities	224,153

Net decrease in cash	(82,306)
Cash:
Beginning	109,637

Ending	$27,331

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$1,012,980
Income taxes	4,451
Supplemental Schedule of Noncash Investing and Financing Activities
Cancellation of stockholder notes receivable in exchange for common stock	$2,837,475
Purchase of equipment financed through installment note obligations	446,140

See Notes to Consolidated Financial Statements.

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

1.    Nature of Activities and Significant Accounting Policies

        Nature of activities—Interstate Scaffolding, Inc. and its affiliates ("the Company") engage in the erection and dismantling of equipment leased to industrial projects throughout various areas of the United States with concentrations in Illinois and California. The duration of the Company's contracts varies, and customers are billed as each project progresses. Billings are due upon submission.

        Operations are conducted from rented facilities located near Chicago, Illinois, and several locations in California and New Jersey.

        A summary of significant accounting policies follows:

        Principles of consolidation—The accompanying consolidated financial statements include the accounts of Interstate Scaffolding, Inc., Interstate Specialty Contractors, Inc., Interstate Insulation, Inc. and Scaffold Specialists, Inc., which are related through common ownership. All material related party balances and transactions have been eliminated in consolidation.

        Effective January 1, 2005, the Company adopted FIN 46(R), "Consolidation of Variable Interest Entities (Revised)". Interstate Specialty Contractors, Inc., Interstate Insulation, Inc. and Scaffold Specialists, Inc. (collectively the "affiliates") have been determined to be variable interest entities which require consolidation due to the need for subordinated financial support in the form of advances from Interstate Scaffolding, Inc. The affiliates had a negative equity position of approximately $126,000 at January 1, 2005 and had no statement of income activity during the year; therefore there is no non-controlling interest in the December 31, 2005 balance sheet and no non-controlling interest in net income of affiliates in the accompanying consolidated statement of income for the year ended December 31, 2005.

        Accounting estimates—The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue and cost recognition—Contracts are accounted for under the percentage-of-completion method of accounting whereby revenue and gross profit measured by the cost-to-cost method are recognized throughout the performance period of the contract.

        Contract costs include all direct labor and related union fringes, payroll taxes and insurance costs, as well as equipment costs and job overhead costs. General and administrative costs and indirect job costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Although management uses the best information currently available, changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured.

        The asset, "costs and estimated earnings in excess of billings on contracts in process," represents revenue recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on contracts in process," represents billings in excess of revenue recognized.

        Cash—It is usual and customary for the Company to have cash on deposit in financial institutions exceeding the federally insured limit.

        Contract receivables—Contract receivables are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Contract receivables are written off when deemed uncollectible. Recoveries of contract receivables previously written off are recorded when received. Contract receivables are considered to be past due if any portion of the receivable balance is outstanding for more than 90 days.

        Depreciation and amortization—Depreciation and amortization of property and equipment are computed substantially on a straight-line basis over periods which approximate the estimated useful lives of the assets. Leasehold improvements are amortized over their useful lives rather than the lease term because the Company leases its facilities from its majority stockholder and expects to do so on a long-term basis.

        Goodwill—The Company follows the provisions of SFAS 142, Goodwill and Other Intangible Assets, under which goodwill is not amortized but is tested at least annually for impairment. It is the Company's policy to perform impairment testing for the reporting unit annually on September 30. Goodwill relates to the Asset Purchase Agreement discussed in Note 6.

        Income taxes—The Company, with the consent of its stockholders, is taxed under sections of federal and state income tax law which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements except for certain state income taxes.

2.    Contracts and Contract Receivables

        Contracts in process as of December 31, 2005 consisted of the following:

Total amount of contracts in process	$48,471,713

Accumulated costs	$42,117,588
Estimated earnings	6,354,125

48,471,713
Less progress billings	48,166,164

$305,549

        The foregoing has been classified in the accompanying combined balance sheet, as follows:

Costs and estimated earnings in excess of billings on contracts in process	$482,069
Billings in excess of costs and estimated earnings on contracts in process	176,520

$305,549

        Revenue recognized for the year ended December 31, 2005, and related contract receivables as of December 31, 2005, include amounts earned from six customers in the oil refining industry. The percentages indicated below represent each customer's percentage of total Company revenues and contract receivables, respectively.

	Revenues	Contract Receivables
Customer A	19%	9%
Customer B	11%	3
Customer C	10%	9
Customer D	6%	9
Customer E	7%	1
Customer F	5%	21

	58%	52%

        The contract receivables consist primarily of amounts due on completed work.

3.    Property and Equipment

        Property and equipment consist of the following as of December 31, 2005:

Scaffolding equipment	$12,064,048
Leasehold improvements	341,461
Other equipment	139,722
Vehicles	570,403
Computer hardware and software	308,523
Furniture and fixtures	73,425

13,497,582
Less accumulated depreciation and amortization	4,307,252

$9,190,330

4.    Notes Payable, Long-Term Debt and Subsequent Events

        At December 31, 2005, the Company had a revolving credit agreement and term loan agreement with Chase Bank, N.A. The revolving credit agreement provided maximum borrowing capacity of $5,500,000 (limited to 80 percent of eligible receivables, as defined). The agreements bore interest, payable monthly, at the bank's prime rate (7.25 percent at December 31, 2005) plus 1.0 percent. There was $4,493,829 outstanding on the revolving line of credit and $7,081,752 due on the term loan at December 31, 2005.

        On March 21, 2006, the Company refinanced its revolving credit and term loan agreement with a new bank, LaSalle Bank, NA. The new agreement provides for a $7,000,000 revolving loan commitment (limited to 80 percent of eligible receivables), and an $11,000,000 term note payable. The term note payable is due in monthly installments of $152,778 plus interest at the bank's prime rate plus 2 percent through March 21, 2009, with a final payment due on March 22, 2009. The revolving note payable bears interest, payable monthly, at the bank's prime rate plus 2.0 percent and expires on March 21, 2009. Both the revolving loan agreement and term loan agreement are due on demand and accordingly, will be classified as current liabilities in the financial statements.

        The term note payable and borrowings on the revolving note payable are collateralized by substantially all of the Company's assets. Additionally, the majority stockholder of the Company has guaranteed the obligations.

        The agreements contain certain covenants relating to restrictions on the incurrence of additional debt and payment of dividends, maintenance of specified financial ratios and capital levels, and the prohibition against the encumbrance of assets of the Company.

        The majority stockholder has advanced the Company $527,000 which is classified as a long-term note payable based on expected payments. The note is subordinated to the interest of the financial institution and bears interest at the rate of 12 percent paid monthly. Principal payments can only be made with the written consent of the financial institution.

        The Company also has various vehicle and equipment installment notes payable in monthly installments ranging from $550 to $2,300 per month including interest ranging from zero to 12.24 percent with maturities at various times from June 2007 through March 2010, secured entirely by all vehicles and equipment under these installment notes. Future approximate maturities under these notes are $114,200, $129,300, $73,400, $34,800 and $15,600 for the years ending 2006, 2007, 2008, 2009 and 2010, respectively.

5.    Deferred Portion of Purchase Price

        On August 16, 1994, Interstate Scaffolding, Inc. was incorporated with the intent of entering into an Asset Purchase Agreement with a corporation then known as Interstate Scaffolding, Inc. ("old ISI"), and on October 1, 1994, entered into this Agreement pursuant to which Interstate Scaffolding, Inc. acquired substantially all of the capital assets and certain intangible assets of old ISI. The name "Interstate Scaffolding, Inc." was among the intangible assets which were acquired.

        Certain provisions of the Agreement require 60 monthly consulting payments to old ISI beginning January 1, 2000. These payments, referred to as the "Deferred Portion of the Purchase Price," are determined based upon two percent of revenues received on a cash basis by the Company with annual minimums of $300,000 for the years 2000 through 2004. Once the aggregate amount paid by the Company as part of the Deferred Portion of the Purchase Price is equal to or exceeds $1,240,000, the Company shall be entitled to offset against the Deferred Portion of the Purchase Price the sum of $260,000, provided that in no event shall any of such amount be offset prior to January 1, 2004. Since the deferred portion of the purchase price was noninterest-bearing, the minimum obligation was discounted using an imputed interest rate of 8.5% and was initially recorded at a discounted value of $671,218. The deferred portion of the purchase price is subordinated to the interest of the financial institution that holds the line of credit. Repayment of these amounts cannot commence without written approval from the financial institution.

        At December 31, 2005, total unpaid consulting expenses related to the Agreement are $754,062, which have been classified as long-term based on the restriction described above.

6.    Employee Benefit Plans

        The Company maintains a 401(k) retirement plan for substantially all nonunion employees pursuant to which participants may elect to annually contribute a maximum of 15% of their gross pay on a pretax basis, limited to $13,000 for 2005. Company contributions to the plan are based upon the discretion of the Board of Directors. Employer contributions were $18,765 for the year ended December 31, 2005.

        The Company contributes to multiemployer pension and other benefit plans on behalf of its union employees. Company contributions are generally based upon hours worked or a percentage of gross pay. The amount charged to expense for the year ended December 31, 2005 totaled $7,376,033.

        Under governmental regulations, in the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits. The Company has not received information from the plan's administrator to determine its share of unfunded vested benefits. The Company does not, however, anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

7.    Leases and Related Party Transactions

        The Company rents office space from one of its stockholders in connection with a lease expiring in December 2009, which requires monthly payments of $15,000 plus applicable property taxes and insurance. The Company also rents office space for three other locations under operating leases which expire from August 2006 through August 2010. The current minimum monthly payment on these leases is $18,650. Total rental expense included in general and administrative expenses related to these agreements for the year ended December 31, 2005, was $247,100, of which $180,000 was incurred in connection with the related party. In addition, direct job costs included additional rental expense of $177,892 to an unrelated party for the same time period.

        The total minimum rental commitment under these non-cancelable lease agreements is due as follows:

Years ending December 31:
2006	$293,000
2007	275,000
2008	277,500
2009	280,000
2010	45,000

$1,170,500

8.    Risk Management

        The Company maintains a form of self-insurance to cover workers' compensation and general liability losses. Such losses are paid for by the Company up to $350,000 per occurrence subject to an annual maximum of $1,980,136 in total claims and related claims cost for worker's compensation and general liability coverages. The Company maintains insurance coverage for any losses in excess of these limits. Pursuant to the provisions of the Company's insurance program, the estimated premiums paid include a provision for estimated losses which is based upon a five-year history of losses. As a result of the Company's safety program and claims administration practices, losses incurred over the past several fiscal years have been significantly lower than would have been projected based upon an analysis of historical losses. Accordingly, insurance premiums paid during the current and previous fiscal years include an amount paid for estimated losses which management believes to be in excess of the amount necessary to satisfy losses which will ultimately be paid under the terms of the Company's insurance program. The Company's provision for estimated losses includes claims reported and claims incurred but not reported. Management has estimated that such excess insurance premiums paid were $950,000 as of December 31, 2005. The Company recognized expense for estimated worker's compensation, and general liability claims and related premium costs, net of the excess insurance premiums of $1,594,767 for the year ended December 31, 2005.

9.    Contingent Liabilities

        The Company has standby letters of credit with a financial institution pursuant to which the beneficiaries can draw up to $1,008,250 as of December 31, 2005.

10.    Stockholder Receivable

        On July 5, 2005, the Company redeemed 108.75 shares of its common stock owned by the Company's majority stockholder. In exchange, the Company cancelled certain notes receivable from the stockholder totaling $2,837,475.

11.    Litigation

        The Company is currently a defendant in a lawsuit filed by a stockholder whereby the plaintiff stockholder is seeking the Company to repurchase all of the common shares held for violation of the Illinois Business Act. Management and the Company's legal counsel are unable to reasonably estimate the amount of liability which may be incurred if an adverse decision is rendered because it is dependent upon the interpretation by the court as to the evaluation of fair market value of the stockholder's shares. Management intends to vigorously defend this action and feels that any potential judgment against the Company would not have a material adverse effect on the Company's financial statements.

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2005	June 30, 2006
		(UNAUDITED)
Assets
Current Assets:
Cash	$27,331	$6,528
Contract receivables, net of allowance for doubtful accounts of $175,000 and $200,000 as of December 31, 2005 and June 30, 2006, respectively	8,933,418	8,566,479
Costs and estimated earnings in excess of billings on contracts in process	482,069	607,493
Other current assets	489,941	635,820

Total current assets	9,932,759	9,816,320

Property and Equipment, net of	9,190,330	12,652,493

Goodwill	234,006	144,208

Other Assets:
Excess insurance premiums paid	950,000	950,000
Covenant not to compete, net	—	28,622
Deferred financing costs, net	—	456,144
Organizational costs	—	12,861
Other	30,000	30,000

Total other assets	980,000	1,477,627

Total Assets	$20,337,095	$24,090,648

Liabilities and Shareholders' Equity
Current Liabilities:
Notes payable—revolving line of credit	$4,493,829	$3,205,420
Term note payable and current maturities of installment notes payable	7,196,008	10,836,713
Accounts payable	1,529,572	2,166,029
Billings in excess of costs and estimated earnings on contracts in process	176,520	224,308
Accrued expenses and other current liabilities	2,321,113	2,680,640

Total current liabilities	15,717,042	19,113,110

Other Liabilities:
Installment notes payable, net of current maturities	253,100	494,289
Subordinated note payable	527,000	454,372
Deferred portion of purchase price	754,062	728,062

Total other liabilities	1,534,162	1,676,723

Shareholders' Equity:
Common stock	3	3
Additional paid in capital	1,349,996	1,349,996
Retained earnings	4,573,367	4,788,291
Treasury Stock	(2,837,475)	(2,837,475)

Total stockholders' equity	3,085,891	3,300,815

Total Liabilities and stockholders' equity	$20,337,095	$24,090,648

See notes to condensed consolidated financial statements.

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

CONDENSED CONSOLIDATED INCOME STATEMENTS

(UNAUDITED)

	For the 6 months Ended June 30,
	2005	2006
Revenue Earned	$25,353,430	$29,586,229

Direct job costs:
Labor	13,214,750	14,946,534
Fringes	3,515,962	4,953,011
Insurance	1,104,290	1,252,714
Payroll taxes	1,453,607	1,647,530
Overhead	1,539,931	1,857,201
Equipment rentals	877,316	582,725
Travel	204,871	352,142

Total Direct Cost	21,910,727	25,591,857

Contribution margin	3,442,703	3,994,372
Indirect job costs	190,067	267,939

Gross Profit	3,252,636	3,726,433
General and Administrative Expense	1,386,238	1,932,734
Depreciation and amortization	318,172	450,951

Operating income	1,548,226	1,342,748
Interest expense	503,194	797,191

Income before state income tax expense	1,045,032	545,557
State income tax expense	3,692	14,607

Net Income	$1,041,340	$530,950

See notes to condensed consolidated financial statements.

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Total
Balance, December 31, 2005	$3	$1,349,996	$4,573,367	(2,837,475)	$3,085,891
		—	—		—
Dividends paid			(316,026)		$(316,026)
Net income	—	—	530,950		530,950

Balance, June 30, 2006	$3	$1,349,996	$4,788,291	$(2,837,475)	$3,300,815

See notes to condensed consolidated financial statements.

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the 6 months Ended June 30,
	2005	2006
Cash Flows from Operating Activities
Net income	$1,041,340	$530,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	386,716	620,584
Changes in assets and liabilities
Decrease (increase) in:
Lumber purchases	(110,966)	(284,191)
Deferred financing costs	0	(443,401)
Contract receivables	37,988	366,939
Other assets	6,865	(31,322)
Increase (decrease) in:
Accounts payable	(330,157)	636,457
Accrued expenses and other liabilities	(280,587)	359,527
Net change in billings related to costs and estimated earnings on contracts in progress	(64,927)	(77,636)

Net cash provided by operating activities	686,272	1,677,907

Cash Flow from Investing Activities
Purchase of equipment	(200,011)	(3,534,882)

Net cash (used in) investing activities	(200,011)	(3,534,882)

Cash Flows from Financing Activities
Proceeds from long-term debt	0	4,236,627
Net (repayments) borrowings from revolving line of credit	111,992	(1,288,409)
Principal payments on long-term borrowings	(631,048)	(796,020)
Distributions	0	(316,026)

Net cash provided by (used in) financing activities	(519,056)	1,836,172

Net increase (decrease) in cash	(32,795)	(20,803)
Cash:
Beginning of period	109,636	27,331

End of period	$76,843	$6,528

Supplemental cash flow information:
Cash paid for interest	$503,194	$789,572
Cash paid for income taxes	3,692	14,607
Purchase of equipment financed through installment note obligations	210,753	342,659

See notes to condensed consolidated financial statements.

INTERSTATE SCAFFOLDING, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIALS STATEMENTS

(UNAUDITED)

        The condensed consolidated financial statements included herein for the periods ended June 30, 2005 and 2006 have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial reporting and the Securities and Exchange Commission's instructions to the Form 10-Q. In the opinion of management, all adjustments have been made which are of a normal recurring nature necessary to present fairly the Company's financial position as of June 30, 2006, the results of operations and cash flows for the six months ended June 30, 2005 and 2006. Certain information and footnote disclosures have been condensed or omitted for these periods. The results for interim periods are not necessarily indicative of results for the entire year. Reference is made to the notes to the consolidated financial statements contained in the Company's Consolidated Financial Statements for the year ended December 31, 2005, appearing elsewhere in this Form 8-K.

Note 1.    Nature of Activities and Significant Accounting Policies

        Nature of activities—Interstate Scaffolding, Inc. and its affiliates ("the Company") engage in the erection and dismantling of equipment leased to industrial projects throughout various areas of the United States with concentrations in Illinois and California. The duration of the Company's contracts varies, and customers are billed as each project progresses. Billings are due upon submission.

        Operations are conducted from rented facilities located near Chicago, Illinois, and several locations in California and New Jersey.

        A summary of significant accounting policies follows:

        Principles of Consolidation—The accompanying condensed consolidated financial statements include the accounts of Interstate Scaffolding, Inc., Interstate Specialty Contractors, Inc., Interstate Insulation, Inc. and Scaffold Specialists, Inc., which are related through common ownership. All material related party balances and transactions have been eliminated in consolidation.

        Effective January 1, 2005, the Company adopted FIN 46(R), "Consolidation of Variable Interest Entities (Revised)". Interstate Specialty Contractors, Inc., Interstate Insulation, Inc. and Scaffold Specialists, Inc. (collectively the "affiliates") have been determined to be variable interest entities which require consolidation due to the need for subordinated financial support in the form of advances from Interstate Scaffolding, Inc. The affiliates had a negative equity position of approximately $126,000 at January 1, 2005 had no statement of income activity during the year; therefore there is no non-controlling interest in the December 31, 2005 balance sheet and no non-controlling interest in net income in the accompanying consolidated statement of income for the six months ended June 30, 2006.

        Accounting Estimates—The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue and Cost Recognition—Contracts are accounted for under the percentage-of-completion method of accounting whereby revenue and gross profit measured by the cost-to-cost method are recognized throughout the performance period of the contract.

        Contract costs include all direct labor and related union fringes, payroll taxes and insurance costs, as well as equipment costs and job overhead costs. General and administrative costs and indirect job costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Although management uses the best information currently available, changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured.

        The asset, "costs and estimated earnings in excess of billings on contracts in process," represents revenue recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on contracts in process," represents billings in excess of revenue recognized.

        Cash—It is usual and customary for the Company to have cash on deposit in financial institutions exceeding the federally insured limit.

        Contract Receivables—Contract receivables are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Contract receivables are written off when deemed uncollectible. Recoveries of contract receivables previously written off are recorded when received. Contract receivables are considered to be past due if any portion of the receivable balance is outstanding for more than 90 days.

        Depreciation and Amortization—Depreciation and amortization of property and equipment are computed substantially on a straight-line basis over periods that approximate the estimated useful lives of the assets. Leasehold improvements are amortized over their useful lives rather than the lease term because the Company leases its facilities from its majority stockholder and expects to do so on a long-term basis.

        Goodwill—The Company follows the provisions of SFAS 142, Goodwill and Other Intangible Assets, under which goodwill is not amortized but is tested at least annually for impairment. It is the Company's policy to perform impairment testing for the reporting unit annually on September 30. Goodwill relates to the Asset Purchase Agreement discussed in Note 5.

        Income Taxes—The Company, with the consent of its stockholders, is taxed under sections of federal and state income tax law which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements except for certain state income taxes.

Note 2.    Contracts and Contract Receivables

        Contracts in process consisted of the following as of:

	December 31, 2005	June 30, 2006
Total amount of contracts in process	$48,471,713	$29,891,778

Accumulated costs	42,117,588	25,591,856
Estimated earnings	6,354,125	4,299,922

	48,471,713	29,891,778
Less progress billings	48,166,164	29,508,593

	$305,549	$383,185

        The foregoing has been classified in the accompanying combined balance sheet, as follows:

	December 31, 2005	June 30, 2006
Costs and estimated earnings in excess of billings on contract in process	$482,069	$607,493
Billings in excess of costs and estimated earnings on contracts in process	176,520	224,308

	$305,549	$383,185

        Revenue recognized for the six-months ended June 30, 2005 and 2006, and related contract receivables as of June 30, 2005 and 2006, include amounts earned from six customers in the oil refining industry. The percentages indicated below represent each customer's percentage of total Company revenues and contract receivables, respectively.

        The Company has approximately six customers that represent a significant portion of the revenues and contract receivables as of December 31, 2005 and June 30, 2006. If any of these customers experience economic difficulty or the Company loses them as a customer, the Company would be negatively impacted.

        The contract receivables consist primarily of amounts due on completed work.

Note 3.    Property and Equipment

        Property and equipment consist of the following as of:

	December 31, 2005	June 30, 2006
Scaffolding equipment	$12,064,048	$15,540,904
Leasehold improvements	341,461	341,461
Other equipment	139,722	139,723
Vehicles	570,403	955,133
Computer hardware and software	308,523	321,893
Furniture and fixtures	73,425	76,009

	13,497,582	17,375,123
Less accumulated depreciation and amortization	4,307,252	4,722,630

	$9,190,330	$12,652,493

Note 4.    Notes Payable and Debt

        As of December 31, 2005, the Company had a revolving credit agreement and term loan agreement with Chase Bank N.A. The revolving credit agreement provided maximum borrowing capacity of $5,500,000 (limited to 80 percent of eligible receivables, as defined). The agreements bore interest, payable monthly, at the bank's prime rate (7.25 percent as of December 31, 2005) plus 1.0 percent. There was $4,493,829 outstanding on the revolving line of credit and $7,081,752 due on the term loan at December 31, 2005.

        On March 21, 2006, the Company refinanced its revolving credit and term loan agreement with a new bank, LaSalle Bank, N.A. The new agreement provided for a $7,000,000 revolving loan commitment (limited to 80 percent of eligible receivables), and an $11,000,000 term note payable. The term note payable is due in monthly installments of $152,778 plus interest at the bank's prime rate plus 2 percent through March 21, 2009, with a final payment due on March 31, 2009. The revolving note payable bears interest, payable monthly, at the bank's prime rate plus 2.0 percent and expires on March 31, 2009.

        As of June 30, 2006 the Company had certain borrowings from its primary lender, LaSalle Bank, NA. The borrowings are made pursuant to an agreement that provides for a $7,000,000 revolving loan commitment (limited to 80 percent of eligible receivables), and an $11,000,000 term note payable. The terms of the note payable and revolving loan agreement have not changed since inception on March 21, 2006. Both the revolving loan agreement and term loan agreement are due on demand and accordingly, will be classified as current liabilities in the financial statements.

        The term note payable and borrowings on the revolving note payable are collateralized by substantially all of the Company's assets. Additionally, the majority stockholder of the Company has guaranteed the obligations.

        The agreements contain certain covenants relating to restrictions on the incurrence of additional debt and payment of dividends, maintenance of specified financial ratios and capital levels, and the prohibition against the encumbrance of assets of the Company.

        On August 3, 2006 all borrowings from LaSalle were repaid in full.

        As of December 31, 2005 and June 30, 2006 the majority stockholder had advanced the Company $527,000 and $454,372, respectively, which is classified as a long-term note payable based on expected payments. The note is subordinated to the interest of the financial institution and bears interest at the rate of 12 percent paid monthly. Principal payments can only be made with the written consent of the financial institution. On August 11, 2006 the above advances were repaid in full.

        The Company also has various vehicle and equipment installment notes payable in monthly installments ranging from $550 to $3,622 per month including interest ranging from zero to 12.24 percent with maturities at various times from June 2007 through March 2010, secured entirely by all vehicles and equipment under these installment notes. With the exception of the outstanding balance $158,632 related to three vehicles, all of the above debt was repaid in full during August 2006.

        The term debt consisted of the following obligations as of:

	December 31, 2005	June 30, 2006
Term loans payable	$7,081,752	$10,694,444
Installment notes payable	367,356	636,558

	7,449,108	11,331,002
Less current maturities	7,196,008	10,836,713

	$253,100	$494,289

Note 5.    Deferred Portion of Purchase Price

        On August 16, 1994, Interstate Scaffolding, Inc. was incorporated with the intent of entering into an Asset Purchase Agreement with a corporation then known as Interstate Scaffolding, Inc. ("old ISI"), and on October 1, 1994, entered into this Agreement pursuant to which Interstate Scaffolding, Inc. acquired substantially all of the capital assets and certain intangible assets of old ISI. The name "Interstate Scaffolding, Inc." was among the intangible assets that were acquired.

        Certain provisions of the Agreement require 60 monthly payments to old ISI beginning January 1, 2000. These payments, referred to as the "Deferred Portion of the Purchase Price," are determined based upon two percent of revenues received on a cash basis by the Company with annual minimums of $300,000 for the years 2000 through 2004. Once the aggregate amount paid by the Company as part of the Deferred Portion of the Purchase Price is equal to or exceeds $1,240,000, the Company shall be entitled to offset against the Deferred Portion of the Purchase Price the sum of $260,000, provided that in no event shall any of such amount be offset prior to January 1, 2004. Since the deferred portion of the purchase price was non-interest bearing, the minimum obligation was discounted using an imputed interest rate of 8.5% and was initially recorded at a discounted value of $671,218. The deferred portion of the purchase price is subordinated to the interest of the financial institution that holds the line of credit. On May 9, 2003, the financial institution that holds the line of credit instituted a Payment Blockage on the deferred portion of the purchase price to continue indefinitely based on the sole discretion of the financial institution.

        At June 30, 2005 and 2006, total unpaid consulting expenses were $754,062, which has been classified as long-term based on the Payment Blockage described above.

Note 6.    Employee Benefit Plans

        The Company maintains a 401(k) retirement plan for substantially all non-union employees pursuant to which participants may elect to annually contribute a maximum of 15% of their gross pay on a pretax basis, limited to $13,000 and $14,000 for 2005 and 2006, respectively. Company contributions to the plan are based upon the discretion of the Board of Directors. Employer contributions were $18,765 for the year ended December 31, 2005. There were no contributions to the plan for the six months ended June 30, 2006.

        The Company contributes to multi-employer pension and other benefit plans on behalf of its union employees. Company contributions are generally based upon hours worked or a percentage of gross pay. The amount charged to expense amounted to $3,515,962 and $4,953,011 for the six months ended June 30, 2005 and 2006, respectively.

        Under governmental regulations, in the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits. The Company has not received information from the plan's administrator to determine its share of unfunded vested benefits. The Company does not, however, anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

Note 7.    Leases and Related Party Transactions

        The Company rents office space from one of its stockholders in connection with a lease expiring in December 2009, which requires monthly payments of $20,000 plus property taxes and insurance. Effective January 1, 2004, the stockholder reduced the monthly rent to $15,000. The Company also rents office space for several other locations under operating leases which expires between August 2006 to June 2010.. The current minimum monthly payment on these leases is $7,835 and $18,657 for the six months ended June 30, 2005 and 2006, respectively. Total rental expense included in general and administrative expenses related to these agreements for the six months ended June 30, 2005 was $123,951 of which $90,000 was incurred in connection with the related party. Total rental expense included in general and administrative expenses related to these agreements for the six months ended June 30, 2006 was $124,829 of which $90,000 was incurred in connection with the related party. In addition, direct job costs included additional rental expense of $56,274 and $111,941 for the six months ended June 30, 2005 and 2006, respectively, to unrelated parties for the same time period.

        As of June 30, 2005, the Company had notes receivable from and advances to its stockholders totaling $2,928,975, including accrued interest of $641,139. Of this amount, $2,837,475 is reflected as a component of stockholders' equity on the combined balance sheet. The weighted average of the interest rate is approximately 7.5%.

        On July 5, 2005, the Company redeemed 108.75 shares of its common stock owned by the Company's majority stockholder. In exchange, the Company cancelled certain notes receivable from the stockholder totaling $2,837,475 as indicated above. The redemption of these shares is reflected on the June 30, 2006 balance sheet as Treasury Stock.

Note 8.    Risk Management

        The Company maintains a form of self-insurance to cover workers' compensation and general liability losses. Such losses are paid for by the Company up to $350,000 per occurrence subject to an annual maximum of $1,980,136 and $2,677,875 at December 31, 2005 and June 30, 2006, respectively, in total claims and related claims cost for worker's compensation and general liability coverages. The Company maintains insurance coverage for any losses in excess of these limits. Pursuant to the provisions of the Company's insurance program, the estimated premiums paid include a provision for estimated losses which is based upon a five-year history of losses. As a result of the Company's safety program and claims administration practices, losses incurred over the past several fiscal years have been significantly lower than would have been projected based upon an analysis of historical losses. Accordingly, insurance premiums paid during the current and previous fiscal years include an amount paid for estimated losses which management believes to be in excess of the amount necessary to satisfy losses which will ultimately be paid under the terms of the Company's insurance program. The Company's provision for estimated losses includes claims reported and claims incurred but not reported. Management has estimated that such excess insurance premiums paid were $950,000 as of December 31, 2005 and June 30, 2006. The Company recognized expense for estimated worker's compensation, and general liability claims and related premium costs, net of the excess insurance premiums of $826,933 and $957,204 for the six months ended June 30, 2005 and 2006, respectively.

Note 9.    Contingent Liabilities

        The Company has standby letters of credit with a financial institution pursuant to which the beneficiaries can draw up to $1,008,250 and $1,005,981 as of December 31, 2005 and June 30, 2006, respectively.

Note 10.    Stockholder Receivable

        On July 5, 2005, the Company redeemed 108.75 shares of its common stock owned by the Company's majority stockholder. In exchange, the Company cancelled certain notes receivable from the stockholder totaling $2,837,475.

Note 11.    Subsequent events

        On July 14, 2006, Brand Services, Inc., a Delaware corporation ("Brand") entered into an Asset Purchase Agreement ("Purchase Agreement") to acquire the operating assets of Interstate Scaffolding, Inc. and its affiliates ("Interstate"). The purchase price of the acquisition was $31.0 million.

        On August 3, 2006, Brand Services, Inc., a subsidiary of Brand Energy & Infrastructure Services, Inc. (the "Company"), completed the acquisition of the operating assets of the subsidiaries of Interstate Scaffolding, Inc. ("Interstate"), an Illinois corporation, Canada, pursuant to the terms of the Asset Purchase Agreement dated July 14, 2006.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        On August 3, 2006 the Company acquired the operating assets of Interstate. The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

        The following unaudited pro forma condensed combined financial data are based upon the consolidated financial statements of the Company and the consolidated financial statements of Interstate. The unaudited pro forma condensed combined balance sheet at June 30, 2006 is adjusted to give effect to (i) $31.8 million of borrowings under the revolving credit facility and use of proceeds therefrom and (ii) the acquisition by the Company of the operating assets and certain liabilities of Interstate, as if each of these transactions had occurred on June 30, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006 are adjusted to give effect to (i) $31.8 million of borrowings under the revolving credit facility and use of proceeds therefrom and (ii) the acquisition by the Company of the operating assets and certain liabilities of Interstate, as if each of these transactions had occurred at the beginning of the respective periods presented.

        The unaudited pro forma condensed combined statement of operations does not reflect any potential cost savings which may be realized following the acquisition. The pro forma adjustments are based on estimates, evaluations and other data currently available and, in the Company's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma condensed combined balance sheet and statement of operations are provided for illustrative purposes only and are not necessarily indicative of what the combined results of operations or financial position would actually have been had the acquisition occurred at the date indicated, nor do they represent a forecast of combined results of operations or financial position for any future period or date.

        All information contained herein should be read in conjunction with the Company's Annual Report on Form 10-K/A for the year ended December 31, 2005, its Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006, the financial statements and notes thereto of Interstate included in Item 9.01 (a) of this Form 8-K and the notes to unaudited pro forma condensed combined financial statements included herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2006

(In thousands)

	Brand Energy & Infrastructure, Inc. Historical	Net Operating Assets of Interstate (Note 1)	Acquisition Pro Forma Adjustments (Note 1)	Financing Pro Forma Adjustments (Note 2)	Pro Forma Total
Assets
Current Assets:
Cash and cash equivalents	$6,304	$—	$—	$—	$6,304
Accounts receivable and accrued revenues	151,693	9,174	—	—	160,867
Other current assets	18,589	636	—	—	19,225

Total current assets	176,586	9,810	—	—	186,396

Property and Equipment, Net	295,808	12,652	550	—	309,010
Goodwill	301,669	—	8,423	—	310,342
Customer Relationships	68,399	—	4,790	—	73,189
Intangibles and Other Assets	42,848	—	690	—	43,288

Total Assets	$885,310	$22,462	$14,453	$—	$922,225

Liabilities and Stockholders' Equity
Current Liabilities:
Current maturities of long-term debt	$2,931	$—	$—	$—	$2,931
Short-term bank borrowings	20,125	—	—	31,685	51,810
Notes payable and capital lease obligations, current portion	328	—	—	—	328
Accounts payable and accrued expenses	95,803	5,071	31,685	(31,685)	100,874

Total current liabilities	$119,187	$5,071	$31,685	$—	$155,943
Long-term Debt	486,614	159	—	—	486,773
Notes Payable and Capital Lease Obligations	312	—	—	—	312
Redeemable Preferred Stock	35,313	—	—	—	35,313
Deferred Income Taxes	24,277	—	—	—	24,277
Stockholders' Equity	219,607	17,232	(17,232)	—	219,607

Total Liabilities and Stockholders' Equity	$885,310	$22,462	$14,453	$—	$922,225

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2006

(In thousands)

	Brand Energy & Infrastructure, Inc. Historical	Interstate Historical Reclassified (Note 3)	Acquisition Pro Forma Adjustments (Note 5)		Financing Pro Forma Adjustments (Note 6)	Pro Forma Total
Revenues	$401,835	$29,586	$—		$—	$431,421
Operating expenses	300,379	26,275	38	(a)	—	326,692

Gross Profit	101,456	3,311	(38)		—	104,729
Selling and administrative expenses	60,516	1,968	250	(b)	—	62,735

Operating Income	40,940	1,343	(288)		—	41,995
Interest (income)	(176)	—	—		—	(176)
Interest expense	25,943	797	(797	)(c)	1,568	27,511
Currency (gain) loss	(2,456)	—	—		—	(2,456)
Loss on interest rate and foreign exchange swaps	2,689	—	—		—	2,689
Redeemable preferred stock dividend expense	2,976	—	—		—	2,976

Income (loss) before income tax provision	11,964	546	509		(1,568)	11,450
Provision (benefit) for income taxes	6,254	15	401	(d)	(596)	6,073

Net income (loss)	$5,710	$531	$108		$(972)	$5,377

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005

(In thousands)

	Brand Energy & Infrastructure, Inc. Historical	Interstate Historical Reclassified (Note 4)	Acquisition Pro Forma Adjustments (Note 5)		Financing Pro Forma Adjustments (Note 6)	Pro Forma Total
Revenues	$491,376	$48,495	$—		$—	$539,871
Operating expenses	371,122	43,188	479	(a)	—	414,789

Gross Profit	120,254	5,307	(479)		—	125,082
Selling and administrative expenses	81,922	3,296	572	(b)	—	85,790

Operating Income	38,332	2,011	(1,051)		—	39,292
Interest (income)	(252)	—	—		—	(252)
Interest expense	40,803	1,093	(1,093	)(c)	2,852	43,655
Currency (gain) loss	(2,712)	—	—		—	(2,712)
Loss on interest rate and foreign exchange swaps	1,288	—	—			1,288
Redeemable preferred stock dividend expense	2,338	—	—		—	2,338

Income (loss) before income tax provision	(3,133)	918	42		(2,852)	(5,025)
Provision (benefit) for income taxes	2,608	4	365	(d)	(1,084)	1,893

Net income (loss)	$(5,741)	$914	$(323)		$(1,768)	$(6,918)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINACIAL STATEMENTS

(In thousands)

1.    The Acquisition

        The unaudited pro forma condensed combined financial statements reflect the acquisition of certain assets and the assumption of certain liabilities of Interstate by the Company on August 3, 2006. The pro forma adjustments give effect to the acquisition as if it had been consummated at the beginning of the earliest period presented for each of the respective unaudited pro forma condensed combined statement of operations presented and as of June 30, 2005 for the pro forma condensed combined balance sheet.

        On August 3, 2006, The Company purchased the net operating assets of Interstate, as defined by the terms of the Asset Purchase Agreement dated July 14, 2006. Following is a reconciliation of the consolidated balance sheet of Interstate as of June 30, 2006 to the net operating assets purchased by the Company:

	Interstate Historical	Excluded Assets and Liabilities	Net Operating Assets of Interstate
Assets
Current Assets:
Cash and cash equivalents	$7	$(7)	$—
Accounts receivable and accrued revenues	9,174	—	9,174
Other current assets	636	—	636

Total current assets	9,816	(7)	9,810
Property and equipment, net	12,652	—	12,652
Intangibles and other assets	1,622	(1,622)	—

Total assets	$24,091	$(1,628)	$22,462

Liabilities and Stockholders' Equity
Current Liabilities:
Current maturities of long-term debt	$10,837	$(10,837)	$—
Short-term bank borrowings	3,205	(3,205)	—
Accounts payable and accrued expenses	5,071	—	5,071

Total current liabilities	19,113	(14,042)	5,071
Long-term debt	1,677	(1,518)	159
Other liabilities	—	—	—
Stockholders' Equity	3,301	13,931	17,232

	$24,091	$(1,628)	$22,462

        The purchase price paid for this acquisition was as follows:

Cash paid	$31,250
Direct acquisition costs	435

$31,685
Liabilities assumed	5,230

Total purchase price	$36,915

        The acquisition was principally financed through borrowings under the Company's amended and restated secured credit facility.

        The Company obtained an independent third-party preliminary valuation of tangible and identifiable intangible assets, which consists of non-compete agreements and customer relationships. The excess of the total purchase price over the fair value of the assets acquired, including the value of the identifiable intangible assets, has been allocated to goodwill. These fair values are based on preliminary information and are subject to change.

        The following table presents the unaudited estimated fair values of the assets acquired and the amount allocated to goodwill:

Current assets		9,810
Property and equipment		13,202
Identifiable intangible assets:
Customer relationships	4,790
Non-compete	690

		5,480

Total fair value of assets acquired		28,492
Goodwill		8,423

Total purchase price		36,915

        Customer relationships will be amortized over twelve years. Non-compete agreements will be amortized over four years.

2.    Financing

        On August 3, 2006 the Company amended its existing credit facility with Credit Suisse, as administrative agent, and other institutions, to provide for, among other things, (i) an increase in the revolving credit facility from $50.0 million to $100.0 million, (ii) the establishment of an uncommitted incremental term facility pursuant to which the Company will be entitled to incur additional dollar-denominated term loans in an aggregate principal amount of up to $25.0 million and (iii) an amendment to the restrictions on acquisitions contained therein that would permit the Company to make acquisitions in an aggregate amount of up to $70.0 million during the 2006 fiscal year. The Company funded the acquisition of Interstate and related fees and expenses with additional borrowings under its amended credit facility. The Company used 9.0% for the year ended December 31, 2005 and 9.9% for the six months ended June 30, 2006.

(3)    Interstate Statement of Operations for the Six Months Ended June 30, 2006

        The following table reconciles Interstate's unaudited condensed consolidated statement of operations for the six months ended June 30, 2006.

	Interstate Historical	Reclassifications	Interstate Historical Reclassified
Revenues	$29,586	$—	$29,586
Operating expenses	25,860	415	26,275

Gross Profit	3,726	(415)	3,311
Selling and administrative expenses	1,933	36	1,968
Depreciation and amortization	451	(451)	—

Operating Income	1,343	—	1,343
Business restructuring and other expenses	—	—	—
Interest (income)	—	—	—
Interest expense	797	—	797
Currency (gain) loss	—	—	—

Income (loss) before income tax provision	$546	$—	$546
Provision for income taxes	15	—	15

Net income (loss)	$531	$—	$531

4.    Interstate Statement of Operations for the Year Ended December 31, 2005

        The following table reconciles Interstate's condensed consolidated statement of operations for the year ended December 31, 2005.

	Interstate Historical	Reclassifications	Interstate Historical Reclassified
Revenues	$48,495	$—	$48,495
Operating expenses	42,491	697	43,188

Gross Profit	6,004	(697)	5,307
Selling and administrative expenses	3,296	—	3,296
Depreciation and amortization	697	(697)	—

Operating Income	2,011	—	2,011
Business restructuring and other expenses	—	—	—
Interest (income)	—	—	—
Interest expense	1,093	—	1,093
Currency (gain) loss	—	—	—

Income (loss) before income tax provision	$918	$—	$918
Provision for income taxes	4	—	4

Net income (loss)	$914	$—	$914

5.    Income Statement Acquisition Pro Forma Adjustments

        Following is an explanation of the pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005.

		Six Months Ended June 30, 2006	Year Ended December 31, 2005
a	Adjust depreciation expense for fair value of assets acquired	38	479
b	Adjust amortization expense for fair value of assets acquired and eliminate amortization of ISI intangibles	250	572
c	Eliminate interest expense of Interstate because the related debt was not assumed by the Company	(797)	(1,093)
d	Adjust tax provision for the impact of all other pro forma adjustments and to provide for taxes on the historical results of Interstate as a (c) corp	401	365

6.    Income Statement Financing Pro Forma Adjustments

        Following is an explanation of the pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005.

		Six Months Ended June 30, 2006	Year Ended December 31, 2005
a	Adjust interest expense for the incremental borrowings the Company used to finance the acquisition	1,568	2,852
b	Adjust tax provision for the impact of all other pro forma adjustments	(596)	(1,084)

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EXPLANATORY NOTE
  Item 1.01—Entry into a Material Definitive Agreement
  Item 2.01—Acquisition or Disposition of Assets
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO FINANCIAL STATEMENTS
INDEPENDENT AUDITOR'S REPORT
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES CONSOLIDATED BALANCE SHEET DECEMBER 31, 2005
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES CONSOLIDATED STATEMENT OF INCOME YEAR ENDED DECEMBER 31, 2005
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY YEAR ENDED DECEMBER 31, 2005
INTERSTATE SCAFFOLDING, INC. AND COMBINED AFFILIATES CONSOLIDATED STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2005
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES Notes to Consolidated Financial Statements
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES CONDENSED CONSOLIDATED BALANCE SHEETS
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
INTERSTATE SCAFFOLDING, INC. AND AFFILIATES NOTES TO CONDENSED CONSOLIDATED FINANCIALS STATEMENTS (UNAUDITED)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of June 30, 2006 (In thousands)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Six Months Ended June 30, 2006 (In thousands)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Year Ended December 31, 2005 (In thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINACIAL STATEMENTS (In thousands)